Joint Filing Agreement and Power of Attorney

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement and Power of Attorney is being filed as Exhibit 4 (the "Schedule 13D") shall be a joint statement filed on behalf of each of the undersigned. .

KNOW ALL PERSONS BY THESE PRESENTS, that each entity on whose behalf a duly authorized individual signed below hereby constitutes and appoints Paul Gravatt and Peter B. Hirshfield or either of them its true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for such and in its name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the Schedule 13D together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as such entity might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Date August 3, 2012
Signature: /s/ Paul Gravatt Name and Title: Paul Gravatt, Individually and as Chief Executive Officer of Settex
Signature: /s/ Juerg Walker Name and Title: Juerg Walker, Chief Executive Officer of Zentar